SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2003

Union Pacific Corporation

(Exact name of registrant as specified in the charter)

Utah	1-6075	13-2626465
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1416 Dodge Street, Omaha, Nebraska		68179
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 271-5777

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure

On August 4, 2003, Union Pacific Corporation (the “Company”) issued a press release announcing that its board of directors approved the sale of Overnite, its Richmond-based trucking subsidiary, through an initial public offering and that Overnite filed with the Securities and Exchange Commission a registration statement relating to the proposed initial public offering. A copy of the press release of the Company, dated August 4, 2003, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.    Regulation FD Disclosure

In connection with the proposed offering described herein, earnings attributable to Overnite in the first and second quarters of 2003 will be reclassified as earnings from discontinued operations in the third quarter of 2003. These earnings amounted to approximately $0.07 per share on a fully-diluted basis. Future earnings of Overnite will also be classified as earnings from discontinued operations until the consummation of the offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 4, 2003

UNION PACIFIC CORPORATION

By:	/S/ JAMES R. YOUNG
Name:	James R. Young
Title:	Executive Vice President–Finance

EXHIBIT INDEX

Exhibit	Description of the Exhibit

99.1	Press release of Union Pacific Corporation dated August 4, 2003.